                                                                    EXHIBIT 99.1

                                    RELEASE DATE
                                    June 16, 2003


                                    CONTACT:
                                    Kmart Media Relations
                                    (248) 463-1021

                                    Kmart Investor Relations
                                    (248) 463-1040




                        KMART HOLDING CORPORATION REPORTS

                           FIRST QUARTER 2003 RESULTS

              COMPANY CLOSES QUARTER WITH STRONG LIQUIDITY POSITION


TROY, MICHIGAN, JUNE 16, 2003-- Kmart Holding Corporation (NASDAQ: KMRT) announced today the Company's financial results for the first quarter of fiscal 2003 and the filing of its quarterly report on Form 10-Q with the Securities & Exchange Commission.


For the 13 weeks ended April 30, 2003, Kmart reported a net loss of $862 million, versus a net loss of $1.44 billion for the 13 weeks ended May 1, 2002.


Loss before interest, reorganization items, income taxes, and discontinued operations was $32 million for the 13 weeks ended April 30, 2003 versus a loss of $920 million for the first quarter of last year. Last year's results include a charge of $542 million recorded in the first quarter of 2002 in connection with the store closing liquidation sales. This charge is included in cost of sales, buying and occupancy in the accompanying unaudited Condensed Consolidated Statements of Operations.

KMART CORPORATION REPORTS FIRST QUARTER 2003 RESULTS                    2-2-2


Net sales for the 13 weeks ended April 30, 2003, were $6.18 billion, a decrease of 13.9 percent from $7.18 billion in 2002. On a same-store basis, sales declined 3.2 percent from the first quarter of 2002.


Julian C. Day, President and Chief Executive Officer of Kmart, said, "This management team is very focused on building the financial foundation of the new Company. We are strengthening our business by driving profitable sales, identifying opportunities to further improve efficiency and reduce costs, and enhancing the productivity of our assets. We have increased gross margin, decreased SG&A and carefully managed our inventory. With the strong support of our new Board of Directors, we will continue to concentrate on increasing the long-term value of this enterprise."


As of April 30, 2003, Kmart had approximately $1.23 billion in cash and cash equivalents, and borrowing availability of approximately $1.5 billion on its $2 billion credit facility, including outstanding letters of credit.


Gross margin increased $674 million to $1.42 billion, for the 13 weeks ended April 30, 2003, from $745 million for the 13 weeks ended May 1, 2002. Gross margin, as a percentage of sales, increased to 23.0 percent for the 13 weeks ended April 30, 2003, from 10.4 percent for the 13 weeks ended May 1, 2002. The increase in gross margin is primarily related to the previously mentioned charge of $542 million recorded in the first quarter of 2002 in connection with the store closing liquidation sales. In addition, the Company's gross margin rate was favorably impacted by 2003 closing store liquidation sales, a decrease in sales of food and consumables, which carry lower margins, and a decrease in promotional markdowns, partially offset by the impact of clearance markdowns.


Selling, general and administrative expenses (SG&A), which includes advertising costs (net of co-op recoveries of $69 million in fiscal 2002) decreased $249 million for the 13 weeks ended April 30, 2003, to $1.42 billion, or 23.0 percent of sales, from $1.67 billion, or 23.3 percent of sales, for the 13 weeks ended May 1, 2002. The dollar decrease in SG&A is primarily the result of the closure of 283 stores in the second quarter of 2002 and lower payroll and other related expenses in the first quarter of 2003 stemming from corporate

KMART CORPORATION REPORTS FIRST QUARTER 2003 RESULTS                    3-3-3


headquarters cost reduction initiatives. In addition, SG&A was favorably impacted by a decrease in utility expenses and electronic media advertising, and lower depreciation expense as a result of the impairment charge recorded in the fourth quarter of fiscal 2002. These decreases were partially offset by co-op recoveries recorded to SG&A in 2002 that are recorded to cost of sales, buying and occupancy in 2003, resulting from the application of EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," an increase in pension expense, and higher premiums for our workers' compensation insurance.


FRESH START ACCOUNTING
In connection with the Company's emergence from bankruptcy, the consolidated financial statements apply the provisions of fresh start accounting in accordance with Generally Accepted Accounting Principles (GAAP). Under fresh start accounting, a new reporting entity, the "Successor Company", is deemed to be created, and the recorded amounts of assets and liabilities are adjusted to reflect their fair value. As a result, the reported historical financial statements of the "Predecessor Company" for periods prior to April 30, 2003, as presented below, generally are not comparable to those of the Successor Company.


In applying fresh start accounting, adjustments to reflect the fair value of assets and liabilities, on a net basis, and the write-off of the Predecessor Company's equity accounts resulted in a charge of $5.6 billion. The restructuring of Kmart's capital structure and resulting discharge of pre-petition debt resulted in gain of $5.6 billion. The charge for the revaluation of the assets and liabilities and the gain on the discharge of pre-petition debt are recorded in Reorganization items, net in the unaudited Condensed Consolidated Statement of Operations. In addition, the excess of fair value of net assets over reorganization value ("negative goodwill") was allocated on a pro-rata basis and reduced non-current assets (property and equipment, net) to $10 million in accordance with GAAP.

KMART CORPORATION REPORTS FIRST QUARTER 2003 RESULTS                    4-4-4


BOARD COMMITTEES

The Board of Directors of Kmart Holding Corporation has established the following committees: Audit, Compensation and Incentives, Corporate Governance, and Finance.
The members of the committees are as follows:

     o    Audit - Ann Reese, Chair, E. David Coolidge III and Brandon Stranzl;

     o Compensation and Incentives - Edward S. Lampert, Chair, Ann Reese and Thomas J. Tisch;

     o Corporate Governance - Steven T. Mnuchin, Chair, William Foss and Thomas J. Tisch; and

     o Finance - Edward S. Lampert, Chair, William C. Crowley, Julian C. Day and Steven T. Mnuchin.

KMART CORPORATION REPORTS FIRST QUARTER 2003 RESULTS                    5-5-5


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                         PREDECESSOR COMPANY
                                                                        ---------------------
                                                                           13 WEEKS ENDED
                                                                        APRIL 30,      MAY 1,
                                                                          2003         2002
                                                                        -------       -------
Sales                                                                   $ 6,181       $ 7,181
Cost of sales, buying and occupancy                                       4,762         6,436
                                                                        -------       -------
Gross margin                                                              1,419           745
Selling, general and administrative expenses                              1,421         1,670
Restructuring, impairment and other charges                                  37           -
Equity income in unconsolidated subsidiaries                                  7             5
                                                                        -------       -------

Loss before interest, reorganization items, income taxes and
   discontinued operations                                                  (32)         (920)
Interest expense, net (contractual interest for 13 week periods ended
   April 30, 2003 and May 1, 2002 was $124 and $102, respectively)           57            33
Reorganization items, net                                                   769           251
Benefit from income taxes                                                    (6)          (12)
                                                                        -------       -------
Loss before discontinued operations                                        (852)       (1,192)
Discontinued operations                                                     (10)         (250)
                                                                        -------       -------
Net loss                                                                $  (862)      $(1,442)
                                                                        =======       =======
Basic/diluted loss before discontinued operations                       $ (1.63)      $ (2.37)
Discontinued operations                                                   (0.02)        (0.50)
                                                                        -------       -------
Basic/diluted net loss per common share                                 $ (1.65)      $ (2.87)
                                                                        =======       =======
Basic/diluted weighted average shares (millions)                          522.7         502.9

KMART CORPORATION REPORTS FIRST QUARTER 2003 RESULTS                    6-6-6


                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN MILLIONS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                            SUCCESSOR            PREDECESSOR
                                                                             COMPANY               COMPANY
                                                                           -----------    --------------------------
                                                                            APRIL 30,       MAY 1,       JANUARY 29,
                                                                               2003          2002           2003
                                                                           -----------    ----------    ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                  $  1,232      $  1,829       $    613
  Merchandise inventories                                                       4,431         5,255          4,825
  Receivable from Plan Investors                                                  187           -              -
  Accounts receivable                                                             382           316            473
  Other current assets                                                            322           281            191
                                                                             --------      --------       --------
TOTAL CURRENT ASSETS                                                            6,554         7,681          6,102
Property and equipment, net                                                        10         5,972          4,892
Other assets and deferred charges                                                  96           219            244
                                                                             --------      --------       --------
TOTAL ASSETS                                                                 $  6,660      $ 13,872       $ 11,238
                                                                             ========      ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Long-term debt due within one year                                         $      8      $    -         $    -
  Accounts payable                                                              1,160         1,658          1,248
  Accrued payroll and other liabilities                                         1,321           659            710
  Taxes other than income taxes                                                   274           237            162
                                                                             --------      --------       --------
TOTAL CURRENT LIABILITIES                                                       2,763         2,554          2,120
Long-term debt and notes payable                                                  108           -              -
Capital lease obligations                                                         415           694            623
Pension obligation                                                                854           -              -
Other long-term liabilities                                                       807           140            181
                                                                             --------      --------       --------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                                     4,947         3,388          2,924

LIABILITIES SUBJECT TO COMPROMISE                                                 -           7,805          7,969
Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely 7 3/4% convertible junior subordinated debentures of Predecessor Company
 (redemption value $898 and $648, respectively)                                   -             889            646
Successor preferred stock 20,000,000 shares authorized;
 0 outstanding                                                                    -             -              -
Predecessor common stock $1 par value, 1,500,000,000 shares authorized;
 502,689,273 and 519,123,988 shares outstanding, respectively                     -             503            519
Successor common stock $0.01 par value, 500,000,000 shares
 authorized, 89,677,509 shares outstanding                                          1           -              -
Capital in excess of par value                                                  1,712         1,697          1,922
Accumulated deficit                                                               -            (410)        (2,742)
                                                                             --------      --------       --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                         $  6,660      $ 13,872       $ 11,238
                                                                             ========      ========       ========

KMART CORPORATION REPORTS FIRST QUARTER 2003 RESULTS                    7-7-7


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                               PREDECESSOR COMPANY
                                                           ---------------------------
                                                                 13 WEEKS ENDED
                                                            APRIL 30,         MAY 1,
                                                             2003              2002
                                                            -------          -------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                 $  (862)         $(1,442)
   Adjustments to reconcile net loss
     to net cash provided by operating activities:
        Discontinued operations non-cash charges                 40              247
        Restructuring, impairments and other charges              2              558
        Reorganization items, net                               769              251
        Depreciation and amortization                           177              181
        Equity income in unconsolidated subsidiaries             (7)              (5)
        Dividends received from Meldisco                         36               45
        Cash used for store closings and other charges          (64)             (39)
        Change in:
          Inventories                                           480             (109)
          Accounts payable                                     (117)           1,104
          Deferred income taxes and taxes payable               (16)              (9)
          Other assets                                          125              198
          Other liabilities                                      32               40
                                                            -------          -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                       595            1,020
                                                            -------          -------

NET CASH (USED FOR) PROVIDED BY REORGANIZATION ITEMS            (19)              12
                                                            -------          -------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of property and equipment                  64              -
   Capital expenditures                                          (4)             (52)
                                                            -------          -------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES             60              (52)
                                                            -------          -------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net borrowings on DIP Credit Facility                        -               (300)
   Payments on debt                                              (1)             (47)
   Debt issuance costs                                          -                (30)
   Payments on capital lease obligations                        (16)             (19)
                                                            -------          -------
NET CASH USED FOR FINANCING ACTIVITIES                          (17)            (396)
                                                            -------          -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                         619              584
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                    613            1,245
                                                            =======          =======
CASH AND CASH EQUIVALENTS, END OF PERIOD                    $ 1,232          $ 1,829
                                                            =======          =======

Kmart Corporation is a mass merchandising company that serves America through Kmart and Kmart SuperCenter retail outlets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS Statements made by Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, including, but not limited to, its affiliates having filed for bankruptcy and factors relating to Kmart's operations and the business environment in which Kmart operates, which may cause the actual results of Kmart to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include Kmart's ability to operate pursuant to its exit financing facility; the ability of the Company to obtain and maintain normal terms with its vendors; the ability of Kmart to attract and retain customers; and those set forth in Kmart Corporation's Annual Report on Form 10-K for the fiscal year ended January 29, 2003, or in other filings made, from time to time, by Kmart with the Securities and Exchange Commission (the "Company Filings"). The forward-looking statements speak only as of the date when made and Kmart does not undertake to update such statements.




                                       ###